UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2009

Harley-Davidson, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208

(Address of principal executive offices, including zip code)

(414) 342-4680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

To the extent the entry by certain subsidiaries of Harley-Davidson, Inc. (the “Company”) into the amendments described in Item 8.01 constitutes the Company’s entry into an amendment of a material definitive agreement, the text of Item 8.01 is incorporated by reference herein.

Item 8.01.	Other Events.

On December 12, 2008, Harley-Davidson Warehouse Funding Corp. (the “Borrower”) and Harley-Davidson Credit Corp. (the “Servicer”), each an indirect wholly-owned subsidiary of the Company, entered into a loan and servicing agreement (the “Loan Agreement”) with a group of conduit lenders and committed lenders and JPMorgan Chase Bank, N.A., as program agent (the “Agent”). The Company filed a Current Report on Form 8-K relating to the Loan Agreement on December 12, 2008 which described how the conduit lenders funded the $500 million advance to the Borrower under the Loan Agreement by issuing commercial paper. The Loan Agreement provided that, unless earlier terminated or subsequently extended by the mutual agreement of the Borrower and the lenders, the Loan Agreement would expire on March 31, 2009, at which time the Borrower would be obligated to repay the outstanding advance in full. The Company has disclosed that it is seeking to increase and extend the commercial paper conduit facility to which the Loan Agreement relates and to renew the 364-day credit agreement, dated July 16, 2008, among the Company, certain subsidiaries of the Company, a group of lenders and various agents (the “364-day Credit Agreement”), which expires July 15, 2009.

On March 18, 2009, the parties to the Loan Agreement entered into an amendment to the Loan Agreement (the “Amendment”). The Amendment extends the term of the Loan Agreement to March 17, 2010. The Amendment also amends the interest rates that applied under the Loan Agreement to provide for a step-up in interest rates on certain dates over time. Such step-up in interest rates would not apply until May 31, 2009 and would cease to apply from and after such date, if any, that the Company is able to renew the 364-day Credit Agreement at or prior to its maturity for at least a 364-day period and in a minimum aggregate commitment amount of $450,000,000. The Company’s objective is to renew the 364-day Credit Agreement before any step-up in interest rates takes effect, although there is no assurance that the Company will be successful in its efforts. Execution of the Amendment does not result in any immediate change in the interest rates applicable under the Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: March 18, 2009	By:	/s/ Tonit M. Calaway
Tonit M. Calaway
Assistant Secretary